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                                                                     EXHIBIT 12

                 FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                  Year Ended December 31,
                                                              --------------------------------
                                                              1998          1999          2000
                                                              ----          ----          ----
                                                                    (Dollars in thousands)

Income from continuing operations before taxes              $   (7,511)      (34,555)     (121,149)
Income from equity investments                                    (931)       (2,497)       (4,853)
Distributions from equity investments                              118         2,590         3,161
                                                            -----------     ---------    ----------
Income before fixed charges                                     (8,324)      (34,462)     (122,841)

Plus: Fixed Charges                                             28,003        52,529        68,889
                                                            -----------     ---------    ----------
Earnings (as defined)                                           19,679        18,067       (53,952)
                                                            ===========     =========    ==========
Interest expense                                                27,170        51,185        66,038
Rent expense (interest portion)                                    706         1,208         2,706
Capitalized interest                                               127           136           145
                                                            -----------     ---------    ----------
    Fixed charges                                               28,003        52,529        68,889
                                                            ===========     =========    ==========
"Earnings" divided by fixed charges                                0.7           0.3          (0.8)
                                                            ===========     =========    ==========

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